                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported):
                                 June 27, 2000


                           PRENTISS PROPERTIES TRUST
              (Exact Name of Registrant as Specified in Charter)


               Maryland                              1-14516                                 75-2661588
    (State or Other Jurisdiction of           (Commission File Number)           (I.R.S. Employer Identification No.)
     Incorporation or Organization)


           3890 West Northwest Highway, Suite 400, Dallas, Texas 75220
                     (Address of Principal Executive Office)


                                 (214) 654-0886
              (Registrant's telephone number, including area code)



                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

         On June 28, 2000, Prentiss Properties Trust, a Maryland real estate investment trust ("Prentiss" or the "Company"), Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership of which Prentiss (through a wholly-owned direct subsidiary) is the sole general partner ("Prentiss Partnership"), Mack-Cali Realty Corporation, a Maryland corporation ("Mack-Cali") and Mack-Cali Realty, L.P., a Delaware limited partnership of which Mack-Cali is the sole general partner ("Mack-Cali Partnership"), announced that they entered into an Agreement and Plan of Merger, dated as of June 27, 2000, (the "Merger Agreement"). The Merger Agreement provides for a merger of Prentiss with and into Mack-Cali (the "Merger"), with Mack-Cali being the surviving corporation and, immediately prior to the Merger, a merger of Prentiss Partnership with and into Mack-Cali Partnership (or a limited liability company or limited partnership owned entirely directly or indirectly by Mack-Cali Partnership) (the "Partnership Merger," and together with the Merger, the "Mergers").

         A description of the Mergers is contained in the June 28, 2000 press release by the Company, filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements And Exhibits.

         (c)      Exhibits

                     *99.1      Press Release, dated June 28, 2000.


                  ----------------
                  * Filed herewith
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                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   June 30, 2000             PRENTISS PROPERTIES TRUST




                                   /s/ THOMAS P. SIMON
                                   --------------------------------------------
                                   Thomas P. Simon
                                   (Vice President and Chief Accounting Officer)




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                               INDEX TO EXHIBITS




*99.1          Press Release, dated June 28, 2000.


--------------
* Filed herewith